                                                                   EXHIBIT 10.63
                                                                   -------------

                               SUPPLY AGREEMENT

AGREEMENT, by and between SYNBIOTICS CORPORATION, a corporation organized and existing under the laws of California, having a place of business at 11011 Via Frontera, San Diego, California 92127-1702 ("SC") and American Home Products Corporation, a corporation of Delaware, acting through its Fort Dodge Animal Health division, having a place of business at 9401 Indian Creek Parkway, Suite 1500, Overland Park, Kansas 66225-5945 ("FDL").

A. FDL and SC have concurrently herewith entered into a license agreement ("License Agreement") wherein FDL granted SC [*] rights under certain U. S. patents relating to modified live canine corona vaccines and their production.

B. FDL has experience and expertise in the manufacture and supply of commercial vaccines.

C. FDL desires to manufacture and supply to SC [*] vaccine components as hereinafter defined and SC desires to have FDL manufacture and supply it with such components.


                                   ARTICLE I
                                  DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

1.1 "[*] Vaccines" shall mean a vaccine containing, as its only antigen, a [*].

1.2 "Products" shall mean any of the [*] vaccine components listed on Exhibit A hereto and as may be amended in writing by the parties.

1.3 "Specifications" shall mean all specifications for or concerning the testing, manufacturing, storage, handling, packaging and quality assurance of Products in bulk form as set forth in Exhibit B hereto, or as may be agreed upon by the parties in writing from time to time.

1.4 "USDA" means the United States Department of Agriculture, or any of its successor agencies or departments.

1.5 "Territory" shall mean the United States of America and its territories and possessions.

1.6 "Affiliate(s)" shall mean any company(ies) directly or indirectly controlling, controlled by, or under common control with a respective party.
For purposes of this definition, "control" shall mean possession of the power to direct or cause the direction of the management and policies of the company, whether pursuant to the ownership of voting securities, by contract, or otherwise.

1.7 "Effective Date" shall mean the effective date of the License Agreement.

-------------

[*] Certain confidential portions of this exhibit have been omitted by means of blacking out the text (the "Mark"). This exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.8 "$" shall mean United States dollars.


                                   ARTICLE II
                               SUPPLY OF PRODUCTS


2.1 Except as provided below, during the term of this Agreement, FDL shall manufacture for and supply to SC all quantities of the Products as may be required of FDL by SC in the Territory, and SC shall purchase all of its requirements for the Products in the Territory from FDL.

2.2 Within thirty (30) days after the Effective Date and thereafter within three
(3) months of the first day of each calendar quarter, SC shall provide FDL with a non-binding estimate of its expected purchases of each of the Products in each of the following four (4) calendar quarters. SC may amend its quarterly forecast up to sixty (60) days prior to the applicable calendar quarter after which time such forecast shall become binding (except as provided under Section
2.4 hereof).

2.3 SC shall place purchase orders for each of the Products with FDL from time to time specifying the quantities of the Products desired, and the place(s) to which and the manner and dates by which delivery is to be made; said delivery dates to be no earlier than thirty (30) days from the purchase order date. All orders on a per vial or per dose basis shall be in [*] dose lots or as otherwise agreed to by the parties. To the extent the terms of any purchase order or acknowledgement thereof are inconsistent with the terms of this Agreement, this Agreement shall control.

2.4 (a)   SC shall order at least [*]% and not more than [*]% of its binding quarterly forecast of Products within the applicable calendar quarter.

    (b) FDL shall have no obligation to supply more than [*]% of SC's quarterly forecast of Products in that calendar quarter. However, in instances wherein SC orders more than [*]% of its quarterly forecast of Products, FDL agrees to use commercially reasonable efforts to supply up to [*]% of SC's quarterly forecast of Products during that calendar quarter.

2.5 FDL shall execute all purchase orders by delivery of all ordered quantities of the Products no later than the delivery dates provided in SC's purchase orders to the destinations directed by SC. Title and risk of loss will pass to SC when each order of Products is delivered to SC's designated carrier.

2.6 As of the time of delivery by FDL, each lot of the Products will conform to the Specifications. FDL shall provide to SC a certificate of analysis with each shipment of the Products to SC stating that the Products conform to the Specifications.


                                  ARTICLE III
                            MANUFACTURE OF PRODUCTS

3.1 FDL agrees to keep complete records of all direct and ancillary operations in the manufacture and supply of the Products to SC which shall upon reasonable advance notice be available to examination, audit and copying by SC and its representatives. FDL further agrees to promptly advise SC of its receipt from the USDA of any correspondence relating to the Products and/or their manufacture, and to supply SC with copies of said correspondence upon the request of SC.

3.2 SC shall have the right to inspect at all reasonable times during normal business hours, and on reasonable prior notice, the operations and facilities of FDL wherein the Products are manufactured, packaged, inspected, tested, labelled, stored or shipped.


                                   ARTICLE IV
                                 PURCHASE PRICE

4.1 SC shall purchase and FDL shall sell to SC all quantities of the Products as may be ordered by SC at prices per dose as set forth in Exhibit A.

4.2 SC shall pay all actual freight, insurance and government sales tax imposed on purchasers for resale, and import and export duties and other fees (except tax on income to FDL) incurred in connection with the sale and shipment of the Products to SC.

4.3 On January 1, 1998, and on each twelve-month anniversary of that date, the prices set forth in Section 4.1 may be adjusted by FDL to reflect (1) any increase or decrease in FDL's cost of raw materials required for the manufacture of the Products and (2) any increase or decrease in FDL's cost of manufacturing such Products (so long as FDL complies with the following sentence). FDL shall notify SC of any such increases or decreases at least ninety (90) days prior to such anniversary dates and provide SC with documentation for cost adjustments relating to changes in FDL's costs of raw materials under Section 4.3(1) above. Price adjustments shall become effective on all quantities of Products ordered by SC for delivery after such adjustment date.

4.4 FDL shall keep complete records of FDL's costs of manufacturing the Products, and shall permit SC's independent auditors at SC's expense to inspect and review such records during normal business hours and upon reasonable prior notice in order to verify or determine such costs and whether an increase or decrease in such costs has occurred. The auditors may not disclose to SC specific manufacturing cost breakdowns, but only whether or not the increase or decrease in FDL's costs of manufacturing reported by FDL are correct. SC shall bear the costs and fees associated with such inspections and reviews unless it is determined that such price adjustment was unjustified, in which case FDL shall bear the costs and fees of such audit.

4.5 Payments to FDL for the purchase price of delivered Products shall be made by SC within thirty (30) days after the date of actual delivery thereof to the destination specified by SC, except as to Product orders which are not accepted by SC or which the parties dispute are nonconforming to Specifications.


                                   ARTICLE V
                             INSPECTION OF PRODUCT

5.1 Acceptance of Products delivered to SC shall be subject to inspection and approval by SC,s quality assurance personnel or such other technical representatives as SC may select, with respect to whether each lot of the Products conforms to the Specifications.

5.2 SC shall as promptly as practical, but not more than thirty (30) working days after actual receipt of a Product order, notify FDL of any disapproval of samples of such Product inspected and its nonacceptance of the Product order, or portion thereof.

5.3 If FDL disputes any finding by SC that a Product sample fails to conform to the Specifications, such dispute shall be resolved by an independent, USDA approved laboratory selected by FDL, acceptable to SC. All fees and disbursements incurred in connection with the independent determination shall be borne by the party which determined incorrectly that the Product sample does or does not conform to the Specifications.

5.4 FDL shall replace any Product order, or portion thereof, not conforming to the Specifications, (unless such non-conformance is due to any negligent or wrongful act or omission by SC or its agents or subcontractors), at its cost and expense, including shipping costs, forthwith.

5.5 SC may return, at FDL's expense including shipping costs, any Product order, or portion thereof, which does not conform to the Specifications and FDL agrees to accept such returned Product.


                                   ARTICLE VI
                           WARRANTIES AND INDEMNITIES

6.1 (a)   Except as may be modified by Section 6.1(b) hereof, FDL warrants that the Products conform to the Specifications. THE FOREGOING WARRANTY IS EXCLUSIVE, AND IS IN LIEU OF ALL OTHER WARRANTIES (WHETHER WRITTEN, ORAL OR IMPLIED) INCLUDING A WARRANTY OF MERCHANTABILITY IN OTHER RESPECTS THAN EXPRESSLY SET FORTH ABOVE AND A WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

    (b) The warranty set forth in Section 6.1(a) relating to any desiccated component shall be valid only if the desiccated component of the Products are prepared and dried by FDL.

6.2 FDL shall indemnify, defend and hold SC, its officers, directors, shareholders, Affiliates, subsidiaries, employees, agents and representatives harmless from any claims, losses, liabilities, costs, expenses (including reasonable attorney's fees) and damages, including any related to property or personal injury, arising out of or in any way related to (a) FDL's representations, warranties or covenants contained herein or breach thereof; or
(b) any violation by FDL of any applicable Federal, State or local regulation, statute or order in the manufacture of Products. However, FDL shall have no obligations to SC under this Section unless SC (i) gives FDL prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this Agreement and (ii) cooperates fully with FDL and its agents in defense of the claims or lawsuit or other action. SC shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this section utilizing attorneys of its choice. SC shall bear the costs associated with its participation.

6.3 SC shall indemnify, defend and hold FDL, its officers, directors, shareholders, Affiliates, subsidiaries, employees, agents and representatives harmless from any claims, losses, liabilities, costs, expenses (including reasonable attorney's fees) , costs, liabilities or any other loss as the result of claims for personal injury or property damage to third parties arising out of or in connection with SC's activities occurring in the course of its sales efforts related to sale of Products, provided that, SC shall not be liable hereunder for any matter that may be covered by FDL's indemnity above. SC shall have no obligations under this Section unless FDL (i) gives SC prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this Agreement, and (ii) cooperates fully with SC and its agents in defense of the claims or lawsuit or other action. FDL shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Section utilizing attorneys of its choice. FDL shall bear the costs associated with its participation.

                                  ARTICLE VII
                                   INSURANCE

SC shall obtain and maintain at all times during the term of this Agreement Comprehensive General Liability Insurance, including Products Liability, naming FDL as an additional insured, with limits of liability of not less than [*] Dollars ($[*]) per occurrence. SC shall provide FDL with a Certificate of Insurance evidencing this coverage within thirty (30) days of the Effective Date.


                                  ARTICLE VIII
                                VACCINE RECALLS

8.1 In the event of a recall of any Product required by a governmental agency or authority of competent jurisdiction or if recall of any Product is jointly deemed advisable by FDL and SC, such recall shall be promptly implemented and administered by SC in a manner which is appropriate and reasonable under the circumstances and in conformity with accepted trade practices. The costs of any such recall shall be borne by the party or parties whose actions caused the recall to be necessary. FDL will have no obligation to pay costs of recalls of Products caused by actions of third parties occurring after such Product is sold by SC.

8.2 The provisions and obligations of this Article VIII shall survive any termination of this Agreement.


                                   ARTICLE IX
                            CONTRACTUAL RELATIONSHIP

The relationship of the parties under this Agreement is that of independent contractors and not as agents of each other or partners or joint venturers, and neither party shall have the power to bind the other in any way with respect to any obligation to any third party unless a specific power of attorney is provided for such purpose. Each party shall be solely and exclusively responsible for its own employees and operations.


                                   ARTICLE X
                              TERM AND TERMINATION

10.1 This Agreement shall become effective upon the Effective Date and, unless earlier terminated as provided below, shall remain in full force and effect for a period of five (5) years ("Initial Term"). This Agreement will automatically renew and continue in force for successive one (1) year renewal(s) term(s) until terminated at the expiration of the Initial Term or thereafter upon at least one
(1) year's written notice by either party.

10.2 FDL may terminate this Agreement, except as limited hereinafter, immediately upon written notice, in the event (a) SC fails to make any payment due and owing within sixty (60) days after notice thereof; or (b) SC commits breach of any material provision of this Agreement which is not cured within sixty (60) days after notice thereof. This right of termination, however, cannot be exercised by FDL if at any time during said sixty (60) days period, SC advises FDL in writing that it challenges the alleged payment owed or breach.
In such event the parties will negotiate in good faith to resolve the dispute concerning the alleged payment owed or breach.

10.3 SC may terminate this Agreement immediately upon written notice in the event FDL commits breach of any material provision of this Agreement which is not cured within sixty (60) days after notice thereof.

10.4 Either party may terminate this Agreement if the other party is declared insolvent or bankrupt by a court of competent jurisdiction, or files a voluntary petition of bankruptcy in any court of competent jurisdiction, or shall make or execute an assignment of substantially all its assets for the benefit of creditors.

10.5 This Agreement will automatically terminate upon termination of the License Agreement.

10.6 Termination of this Agreement for any cause shall not release either party from any obligation theretofore accrued.

10.7 The failure on the part of either party to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or enforcement thereof at any time thereafter.

10.8 Upon termination of this Agreement for any reason, FDL shall fill all outstanding orders of SC for the Products, unless otherwise instructed by SC.


                                   ARTICLE XI
                                 ASSIGNABILITY

SC shall not at any time assign or transfer this Agreement to any person, firm, organization or company whomsoever without the prior written consent of FDL (such consent not to be unreasonably withheld or delayed) except that SC may assign this Agreement to any Affiliate without any such consent.


                                  ARTICLE XII
                                  SEVERABILITY

The illegality or invalidity of any provisions of this Agreement shall not impair, affect or invalidate the other provisions of this Agreement.


                                  ARTICLE XIII
                                 GOVERNING LAW

This Agreement shall be governed by and interpreted according to the laws of the State of New Jersey without regard to principles of conflict of laws. The appropriate state and federal courts of the State of New Jersey shall have exclusive jurisdiction over any dispute between the parties, and each party unconditionally submits to the jurisdiction of such courts.


                                  ARTICLE XIV
                                    NOTICES

Any notice required or permitted under this Agreement shall be deemed to have been sufficiently provided and effectively made as of the delivery date if hand-delivered, or as of the mailing date if mailed by registered mail, postage-prepaid, and addressed to the receiving party at the following respective address:

     FORT DODGE ANIMAL HEALTH
     9401 Indian Creek Parkway, Suite 1500
     Overland Park, KS  66225-5945
     Attention:  President

    With a copy to:

     AMERICAN HOME PRODUCTS CORPORATION
     Five Giralda Farms
     Madison, New Jersey  07940
     Attention:  Senior Vice President and General Counsel

     SYNBIOTICS CORPORATION
     11011 Via Frontera
     San Diego, CA  92127-1702
     Attention:  President

or such other address which the receiving party has given notice pursuant to the terms of this Article XIV.


                                   ARTICLE XV
                                 ANNOUNCEMENTS

Unless required by law, neither party shall, without the other party's prior written consent, make any announcement or other disclosure regarding the existence or terms of this Agreement.


                                  ARTICLE XVI
                                CONFIDENTIALITY

16.1 During the term hereof, SC agrees not to disclose to any third party or use for any purpose not required of SC under either this Agreement or the License Agreement any and all proprietary information of FDL (hereinafter "INFORMATION"). INFORMATION shall not include information which:

    a. Is in or comes into the public domain, provided that such information does not come into the public domain through any act, negligence or fault of SC; or

    b. Can be shown by competent proof to have been in the possession of SC at or prior to the date of disclosure by FDL; or

    c. Is properly provided to SC without restriction by an independent third party under no obligation of confidentiality to FDL; or

    d.    Is disclosed by FDL on a non-confidential basis to third parties.

16.2 That all rights, title and interest in or to INFORMATION is at the date hereof, and shall at all times remain exclusively in FDL, and that SC shall not at any time claim any right, title, license under or interest in or to the INFORMATION for itself or on behalf of any other entity or person.

16.3 SC shall keep the INFORMATION strictly secret and confidential, shall not make any use thereof except for purposes permitted under this Agreement and/or the License Agreement, and shall maintain this confidentiality for a period of five (5) years from the termination date of this Agreement.

16.4 The obligations of confidentiality and non-use set forth in this Article 16 shall supersede all other such obligations between the parties.


                                  ARTICLE XVII
                                 FORCE MAJEURE

17.1 Neither party shall be liable for delay in performance or non-performance caused by circumstances beyond the reasonable control of the party affected, including, but not limited to, acts of God, fires, floods, acts of war or violence, labor disputes or shortages, plant shutdown, governmental actions, or inability to obtain material, equipment or transportation.

17.2 SC acknowledges that FD's ability to supply Product and meet its obligations hereunder is contingent upon FDL's possession of all required USDA approvals.


                                 ARTICLE XVIII
                              ENTIRE UNDERSTANDING

Except as set forth in the License Agreement, this Agreement represents the entire understanding between FDL and SC, and supersedes all other understandings and agreements, express or implied, concerning the supply of the Products. Any modification or waiver of this Agreement to be effective must be in writing, specifically refer to this Agreement, and be signed by both parties.


               AMERICAN HOME PRODUCTS CORPORATION, ACTING THROUGH ITS FORT DODGE ANIMAL HEALTH DIVISION


               By:  /s/ E. Thomas Corcoran
                    ----------------------------------------
               Title:  President - Fort Dodge Animal Health


               SYNBIOTICS CORPORATION


               By:  /s/ Kenneth M. Cohen
                    ----------------------------------------
               Title:  President and Chief Executive Officer

                                   EXHIBIT A

                          PRODUCTS and PURCHASE PRICE
                          ---------------------------


Product:  per dose equivalent 1x virus fluid    $[*]

                                   EXHIBIT B

                                 SPECIFICATIONS
                                 --------------

1x Fluid
--------
Sterility -      Passes 9 C.F.R. 113.27
Mycoplasma -     Passes 9 C.F.R. 113.28
Minimum Titer -  5.3 (log 10)
Identity -       Passes 9 C.F.R. 113.300(c)
                 Conforms to 9 C.F.R. 113.300